EXHIBIT 10.115

                        CONFIDENTIAL TREATMENT REQUESTED

        CONFIDENTIAL PORTIONS OF THIS AGREEMENT WHICH HAVE BEEN REDACTED
         ARE MARKED WITH BRACKETS "[***]". THE OMITTED MATERIAL HAS BEEN
          FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                                                  EXHIBIT 10.115


Microsoft Services Provider                   Agreement Number:
License Agreement                             (Microsoft will complete)  9055430

This Microsoft Services Provider License Agreement ("Agreement") is between the entities identified below. YOU MUST BE A MICROSOFT CERTIFIED PARTNER IN ORDER TO ENTER INTO THIS AGREEMENT. PLEASE PROVIDE YOUR MICROSOFT CERTIFIED PARTNER NUMBER BELOW.

This Agreement and attached documents must be sent to Microsoft (as specified below) for processing and approval. If the Agreement is approved, Microsoft will sign the Agreement and send you a fully executed original. The Effective Date of this Agreement will be the date Microsoft signs the Agreement after execution by you as specified below. Each party agrees to notify the other in accordance with
Section 16(d) if the information below changes during the Term.

------------------------------------------------------------------------------------------------------------------------
Customer Name:                                                  Name of contracting Microsoft Affiliate:
                  INTERLAND, INC.                                                          MSLI, GP

------------------------------------------------------------------------------------------------------------------------
Street Address and/or post office box: Street Address and/or post office box:
                  303 PEACHTREE CENTER AVE.                                                6100 NELL ROAD, SUITE 210

------------------------------------------------------------------------------------------------------------------------
City and State / Province:                                      City and State / Province:
                  ATLANTA, GA                                                              RENO, NV

------------------------------------------------------------------------------------------------------------------------
Country and Postal Code:                                        Country and Postal Code:
                  30303                                                                    USA  89511-1137

------------------------------------------------------------------------------------------------------------------------
Contact Name:                                                   Microsoft  Account  Manager  Name,  Location  and Email
                  NICHOLAS FARSI                                Address:

------------------------------------------------------------------------------------------------------------------------
Phone Number:                                                   Phone Number.
                  404-260-2550                                                             (775) 823-5600

------------------------------------------------------------------------------------------------------------------------
Fax Number:                                                     Fax Number:
                  404-260-2721                                                             (775) 826-7287

------------------------------------------------------------------------------------------------------------------------
E-Mail Address:                                                 E-Mail Address:
                  NFARSI@INTERLAND.COM                                                     SELQUEST@MICROSOFT.COM

------------------------------------------------------------------------------------------------------------------------
For  the Attention of:                                          For  the Attention of:
                  CHIEF INFORMATION OFFICER                                                VOLUME LICENSING, DEPT. 551

------------------------------------------------------------------------------------------------------------------------
Microsoft Certified Partner Agreement Number.

------------------------------------------------------------------------------------------------------------------------
Accounts Payable Contact Name, Phone Number and Email Address:
                  TODD WILKINS
                  TWILKINS@INTERLAND.COM
------------------------------------------------------------------------------------------------------------------------
CUSTOMER NOTICES INFORMATION (IF DIFFERENT FROM ABOVE): ALL NOTICES MUST ALSO BE
SENT TO:

Customer  Name,  Street  Address  and/or post office box, City  Microsoft Corporation, Law and Corporate Affairs
and State / Province, Country and Postal Code:                  One Microsoft Way
                  GENERAL COUNSEL                               Redmond, Washington USA 98052

------------------------------------------------------------------------------------------------------------------------
Fax Number:                                                     Fax Number:
                  404-260-2721                                                    (425) 936-7329

------------------------------------------------------------------------------------------------------------------------
For  the Attention of:                                          For  the Attention of:
                                                                                  LCA- PDM / SPLA Program Attorney

------------------------------------------------------------------------------------------------------------------------

                                  Page 1 or 22

This Agreement consists of this cover page, the enclosed Terms and Conditions (including the Exhibits), the SPUR, the Price List, and any addenda, amendments and/or Affiliate Agreements entered into under this Agreement. These documents form the entire agreement between you and Microsoft and supersede all prior and contemporaneous communications, agreements or contracts, whether oral or written, concerning the subject matter hereof. By signing this Agreement, you acknowledge that you have access to the Internet and have the capability to send and receive electronic mail ("e-mail").


[COMPANY]                  INTERLAND, INC.           MSLI, GP

By (sign):        /s/ Nicholas Farsi                         By (sign):       /s/ Carol Marshall
          ----------------------------------                           ----------------------------------

Name (print):         Nicholas Farsi                         Name (print):         Carol Marshall
             -------------------------------                              -------------------------------

Title:   Sup., CIO                                           Title:   Contract Administrator
      --------------------------------------                        -------------------------------------

Date:    11/25/02                                            Effective Date:   11/15/2002
     ---------------------------------------                                 ----------------------------



                                  Page 2 or 22

                              TERMS AND CONDITIONS

1. SCOPE OF AGREEMENT. This Agreement sets forth the terms upon which you may license Microsoft Software Products on a non-perpetual basis in order to provide Software Services to your Customers. This Agreement is not intended to, and does not, modify or restrict your use of Microsoft software products that you license solely for internal use under other license agreements with Microsoft (e.g., Open, Select or Enterprise license agreements).

2. DEFINITIONS. In this Agreement, "you" means the legal entity that has entered into this Agreement with Microsoft, including any Affiliates to whom you have granted rights under this Agreement; and "Microsoft" means the Microsoft company which has signed this Agreement and its Affiliates. Microsoft and you may each be referred to individually as a "party" or collectively as the "parties" in this Agreement. In addition, the following terms are defined:

     "AFFILIATE" means a legal entity that (a) owns and controls a party, directly or indirectly, or (b) is owned and controlled, directly or indirectly, by a party, or (c) is directly or indirectly under common ownership and control with a party.

     "AFFILIATE AGREEMENT" means the agreement contained in Exhibit A to this Agreement.

     "CLIENT SOFTWARE" means software that is installed on a Device, which allows the Device to access or use the services or functionality provided by Server Software.

     "CONFIDENTIAL INFORMATION" means these Terms and Conditions as negotiated between the parties, the Price List, all addenda, amendments and/or Affiliate Agreements entered into under this Agreement, and any items of information provided by a party that the other party is required to treat as confidential under the terms of this Agreement. Confidential Information does not include information which: (a) the recipient developed independently; (b) the recipient rightfully knew before receiving it under this Agreement; or (c) is or subsequently becomes publicly available or is received from another source, in both cases other than by a breach of an obligation of confidentiality.

     "CUSTOMER" means an individual or legal entity that obtains Software Services from you, either directly from you or indirectly through a Reseller.

     "CUSTOMER AGREEMENT" means the contract between you and a Customer under which you provide Software Services to such Customer; or, in the case of a Reseller, the contract between the Reseller and the Customer under which the Reseller provides Software Services obtained from you to such Customer.

     "CUSTOMER LICENSE TERMS" means the license terms contained in Exhibit B to this Agreement.

     "DEVICE" means a computer, workstation, terminal, handheld PC, pager, telephone, personal digital assistant, "smart phone, or other electronic device.

     "MEDIA" means a CD, diskette or other tangible storage media containing one or more of the Software Products.

     "MICROSOFT CERTIFIED PARTNER" means an individual or other legal entity that participates in the Microsoft Certified Partner Program by entering into a Microsoft Certified Partner Agreement.

     "MICROSOFT DESIGNATED WEB SITE" means one or more Microsoft Internet sites that support Microsoft's licensing business. Microsoft will provide you with the Internet addresses (URLs), User IDs and passwords for each applicable Microsoft Designated Web Site. You will treat as Confidential Information any User IDs and passwords provided to you under this Agreement.


                                  Page 3 or 22

     "MICROSOFT WORLDWIDE FULFILLMENT" or "WWF" means a Microsoft-authorized distributor of Media containing Software Products and Related Printed Materials.

     "MOET" means the Microsoft Order Entry Tool. MOET `s an online tool that enables Monthly Use Reports to be submitted electronically to Microsoft. MOET is accessed through a Microsoft Designated Web Site that Microsoft will identify to you.

     "MONTHLY USE REPORT" means the software use report that you must submit each month via MOET or other electronic format specified by Microsoft.

     "OEM" means an original equipment manufacturer that pre-installs Microsoft operating system Software Products on a computer system purchased by you.

     "PL" means a processor license, as further described in the SPUR.

     "PRICE LIST" means the Microsoft document containing the per-month unit prices for each of the Software Products that may be licensed under this Agreement. The Price List is published periodically on a Microsoft Designated Web Site that Microsoft will identify to you.

     "REDISTRIBUTION SOFTWARE" means software that may be installed on a Device and which may be used, modified, reproduced and/or redistributed by a Customer without separate payment to Microsoft, such as "sample," "redistributable," and/or software development ("SDK") software code and tools.

     "RELATED PRINTED MATERIALS" means the copyrighted Microsoft guides, manuals or other printed materials describing or explaining any of the Software Products.

     "RESELLER" means a legal entity to which you grant rights under Section 3(g) to redistribute, to its Customers, Software Services provided by you.

     "SAL" means a subscriber access license, as further described in the SPUR.

     "SERVER" means a shared computer in a network, which computer provides resources, services, or information to other computers is the network.

     "SERVER SOFTWARE" means software that is installed on, and provides services or functionality on, a Server.

     "SERVICES PROVIDER" means a business entity that uses one or more Software Products licensed under this Agreement to provide Software Services.

     "SERVICES PROVIDER USE RIGHTS" or "SPUR" means the Microsoft document containing the use rights specific to each version of the Software Products that may be licensed under this Agreement.

     "SOFTWARE PRODUCTS" means the Microsoft software products identified in the Price List and the SPUR that you may license under this Agreement to provide Software Services to Customers. A Software Product includes Server Software and may also include Client Software and/or Redistribution Software, depending on the product. The term Software Products also includes any software provided to you under this Agreement that updates, fixes, patches or supplements the original Software Products.

     "SOFTWARE SERVICES" means services that make available, display, run, access, or otherwise interact with the functionality of the Software Products, which you provide to Users from one or more data centers through the Internet or a private network on a rental or subscription basis.

     "TERM" means the term of this Agreement, which is defined in Section 10(a), including any extension for particular Customer Agreements as described in
     Section 10(b).


                                  Page 4 or 22

     "USER" means an individual who is authorized by you to access and/or use a Software Product in the form of Software Services.

     "ZERO USE" means you, your Affiliates (if any) and Resellers (if any) did not use any of the Software Products to provide Software Services during the previous calendar month.

3.   USE OF THE SOFTWARE PRODUCTS.

     (a) Use and Ownership. Subject to these Terms and Conditions (including but not limited to paragraphs (b) through (o) below) and the use rights contained in the SPUR, Microsoft grants you a non-perpetual, non-exclusive, terminable, non-transferable, worldwide and limited right during the Term to copy, install, access, display, run, distribute, make available or otherwise interact with the functionality of the Software Products in order to provide Software Services. This Agreement does not transfer any ownership rights in any Software Product and Microsoft reserves all rights not expressly granted. This license will automatically terminate upon expiration or termination of this Agreement.

     (b)  Restrictions on Use. You may not:

          (1) rent, lease, encumber, pledge, lend, copy, make available or distribute the Software Products to any third party, except as expressly permitted by this Agreement;

          (2) separate the components of a Software Product made up of multiple components by installing them on different Servers, or by upgrading or downgrading them at different times, except as expressly permitted in the SPUR;

          (3) remove, modify or obscure any copyright, trademark or other proprietary rights notices that appear on the Software Products or that appear during use of the Software Products;

          (4) reverse engineer, decompile, or disassemble the Software Products, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation; and

          (5) provide Software Services to the U.S. Government under any agreement resulting from a solicitation issued prior to December 1, 1995.

     (c) Obtaining Software Product Media and Related Printed Materials. You may order Media containing the Software Products directly from Microsoft Worldwide Fulfillment ("WWF"). You may also obtain Microsoft operating system Software Products from an OEM that has preinstalled such software on a computer system purchased by you. If you place an order for Media with WWF, your order will be limited, on a per-order basis, to ten (10) copies of Media containing the Software Product(s). If necessary or appropriate, Microsoft will provide you with specific and unique product activation/copy protection bypass codes in order to permit installation, re-installation and copying of the Software Products; and you will treat as Confidential Information any product activation/copy protection bypass codes that are provided to you. You may also order, on a per-Customer basis, up to ten (10) copies of Related Printed Materials from WWF for each Software Product used to provide Software Services. WWF will invoice you for all orders. WWF may request additional information and verification from you before fulfilling any orders for Media and Related Printed Materials. Orders will only be shipped to the address you specified in this Agreement. Contact information for WWF will be provided at the time this Agreement is signed by Microsoft and may be updated by Microsoft from time-to-time. Microsoft may change the process for ordering Media and Related Printed Materials upon thirty (30) days prior written notice.


                                  Page 5 or 22

     (d) Applicability of License Terms Contained in End-User License Agreement. If you obtain Software Products from WWF, the terms of this Agreement permanently and irrevocably supersede the terms of any end user license agreement ("EULA") which may be presented in electronic form during installation of the Software Products. If you obtain any Microsoft operating system Software Product from an OEM, unless the SPUR specifically states otherwise, the terms of this Agreement will supersede the terms of any EULA that accompanies such Software Product or which may be presented in electronic form during installation of such Software Product, but only when such Software Product is used by you to provide Software Services under this Agreement. If any additional software is provided to you with the Software Products, and such additional software comes with a separate EULA, then such software is licensed to you under the terms of the EULA and not under this Agreement.

     (e) Internal Use. You may use Software Products licensed under this Agreement for your internal use, so long as: (1) you report such use in your Monthly Use Report; and, (2) such use is less than fifty percent (50%) of the total use of such Software Products by all of your Customers (calculated on a product-by-product basis) each month.

     (f) Copying and Distribution of Software Products and Related Printed Materials. For purposes of installation and back-up only, you may make one (1) copy of the Media containing the Software Products for each of your data centers. You must include on the backup copies all copyright, trademark and proprietary notices contained in or on the Software Products. You may not distribute any Media containing Server Software to any Customer or to any other third party. So long as your Customer Agreements comply with Section 8(b) below, you may distribute Media containing only Client Software and/or Redistribution Software to your Customers. You may not copy any Related Printed Materials. If a Software Product contains documentation that is provided only in electronic form, you may print one (1) copy of such electronic documentation for your own use.

     (g) Distribution of Software Services Through Resellers. You may resell and distribute your Software Services through one or more Resellers, subject to the terms of this Section 3(g) and the other terms of this Agreement.

          (1) Identification of Resellers. In connection with any compliance verification under Section 9(b), you will provide Microsoft with the name and address of your Reseller(s).

          (2) Limited Right. If you permit a Reseller to distribute your Software Services, your agreement with the Reseller must state that further distribution of the services other than to Customers is not permitted.

          (3) Copying and Distribution of Software Products by Resellers. Your Reseller's Customer Agreements must comply with Section 8(a) below. So long as your Reseller's Customer Agreements comply with Sections 8(b) and 8(e) below, you may authorize the Reseller to distribute Media containing only Client Software and/or Redistribution Software to its Customers. If you distribute Client Software and/or Redistribution Software to a Reseller, you will be legally responsible to Microsoft for any unauthorized installation, use, copying, access or distribution of such Client Software and/or Redistribution Software by such Reseller.

          (4) Reporting Use. You are responsible for consolidating all information regarding the use of the Software Products (in the form of Software Services) by your Reseller's Customers and reporting such information to Microsoft in your Monthly Use Report.

          (5) Termination of Right. Any termination or expiration of this Agreement will automatically terminate any rights granted under this Section 3(g).


                                  Page 6 or 22

          (h) Affiliates. You may grant to your Affiliates the rights granted to you under this Agreement, so long as each Affiliate: (1) executes an Affiliate Agreement in substantially similar form to the agreement contained in Exhibit A prior to exercising any rights under this Agreement; and (2) remains an Affiliate as defined herein. You will keep on file all executed Affiliate Agreements and deliver them to Microsoft upon request. You unconditionally and irrevocably guarantee the Affiliate's compliance with the terms of this Agreement; however, your Affiliates do not submit Monthly Use Reports to Microsoft. You are responsible for consolidating all information regarding the use of the Software Products by your Affiliates and reporting such information to Microsoft in your Monthly Use Reports. You and your Affiliate will be jointly and severally liable for any breach of the terms of this Agreement or the SPUR by such Affiliate.

          (i) Customer Demonstrations. You may permit your employees and authorized persons acting on your behalf to demonstrate your Software Services to prospective Customers, so long as the use rights for the Software Product(s) that you want to demonstrate (contained in the SPUR) do not restrict such use. You do not need to report demonstrations of the Software Products in your Monthly Use Report; however, you may not have more than fifty (50) active User IDs for demonstration purposes. You will keep accurate records of all demonstrations, including the name of the prospective Customer and the number of User IDs involved in the demonstration; and you will make such records available for inspection in connection with any compliance verification conducted under Section 9(b).

          (j) Customer Evaluations. You may use the Software Products to provide Software Services on a trial basis to your Customers, for up to thirty (30) days per Customer, solely for the purpose of evaluation of such Software Services by such Customers, so long as: (1) the use rights for the Software Product(s) (contained in the SPUR) do not restrict such use; (2) the Customer Agreement between you and the Customer meets the requirements of Section 8 below; and (3) you do not charge or impose any fee on, or receive any benefit from, the Customer in connection with evaluation of the Software Services. You do not need to report evaluation use of the Software Products in your Monthly Use Report. You will keep accurate records of all Customer evaluations, including the name and address of the prospective Customer and the total number of User IDs involved in the evaluation; and you will make such records available for inspection in connection with any compliance verification conducted under Section 9(b).

          (k) Evaluation and Testing of Software Products. You may install and use the Software Products on Servers connected to your internal network(s) for the purpose of internal testing and evaluation. You do not need to report such use of the Software Products in your Monthly Use Report. For Software Products commercially released on or before the Effective Date, you may test and evaluate such products for a period of ninety (90) days beginning on the Effective Date. For Software Products released after the Effective Date, you may test and evaluate such products for a period of ninety (90) days beginning on the commercial release date of such products.

          (1)  Data  Center  Outsourcing.  Subject to the terms  imposed in this
               Section 3(l), you may install Server Software on Servers under the day-to-day management and control of a third party ("Outsourcing Company") who performs data center management services for you.

               (1) Identification of Outsourcing Company. In connection with any compliance verification under Section 9(b), you will provide Microsoft with the name and address of the Outsourcing Companies providing services to you.

               (2) Scope of Use. You are responsible for all of your obligations under this Agreement regardless of the physical location of the Servers containing the Server Software. The Outsourcing Company's access to and use of Server Software is limited to performing data center administration, testing and/or maintenance support services for you only. The Outsourcing Company may not access or use the Server
                    Software  for  any  other  purpose.   You  will  be  legally


                                  Page 7 or 22
                    responsible to Microsoft for any unauthorized installation, use, copying, access or distribution of the Server Software by the Outsourcing Company.

               (3) Data Center Inspection. In connection with any compliance verification under Section 9(b) Microsoft may conduct a reasonable inspection of all Servers that contain Server Software at the Outsourcing Company's data center(s). Your agreement with the Outsourcing Company must permit this inspection by Microsoft. Any inspection will be conducted during regular business hours at the Outsourcing Company's facilities, with at least five (5) days prior notice, and in such a manner as not to interfere unreasonably with the operations of the Outsourcing Company.

               (4) Copies of Software Products. Upon termination or expiration of your agreement with an Outsourcing Company, you will use all commercially reasonable efforts to: (i) remove alt copies of Server Software installed on the Outsourcing Company's Servers or otherwise render such Server Software permanently unusable; and (ii) ensure that the Outsourcing Company returns or destroys all copies of the Software Products in its possession or under its control.

          (m) Server Administration and Maintenance. You may authorize up to twenty (20) employees or authorized persons acting on your behalf per data center (including persons employed by an Outsourcing Company performing services for you under Section 3(l) above) to have access to and use the services or functionality of the Software Products for the sole purpose of fisting, maintenance and administration of the Software Products. You do not need to report such use of the Software Products is your Monthly Use Report.

          (n) Use of Trademarks and Logos. This Agreement does not grant you any rights to any Microsoft trademarks, logos or service marks. You may make descriptive references to Microsoft's non-stylized word marks in documentation, advertising, and marketing materials, including web pages, according to Microsoft's standard trademark guidelines (available for viewing at www.microsoft.com/trademarks). You do not have permission to use any Microsoft logo without a license from Microsoft. Microsoft logo license information can be obtained from http://www.microsoft.com/trademarks or by contacting Microsoft. Microsoft's legal or equitable rights to protect its trademarks against infringement, dilution, or other misuse are not restricted by this Agreement.

          (o) Compliance with License Requirements. You will inform your employees, agents, and other individuals who have access to the Software Products that the Software Products (1) are licensed by Microsoft, (2) may only be used subject to the terms of this Agreement, and (3) may not be copied, transferred or otherwise used in violation of such terms. You will use all commercially reasonable efforts to prevent any unauthorized distribution, copying, use, or pirating of the Software Products.

     4.   SERVICES PROVIDER USE RIGHTS.

          (a) Version Specific. Your use of any Software Product is subject to the applicable use rights contained is the SPUR. The use rights for the Software Products are version-specific. Once use rights for a version of a Software Product are added to the SPUR, Microsoft will not change the use rights for such version during the Term. However, Microsoft may revise the SPUR during the Term in order to add use rights for new Software Products, add use tights for new versions of Software Products, remove Software Products, or make non-material changes to the SPUR.

          (b) Publication. The SPUR is published periodically on a Microsoft Designated Web Site that Microsoft will identify to you. Microsoft will publish revisions to the SPUR no later than the first day of the month one (1) calendar month before the effective date of the revised SPUR.


                                  Page 8 or 22

          (c) Effective Date. The effective date of a revised SPUR will be stated in the SPUR. The effective date will be at least one (1) calendar month after the publication date as provided undo
               Section 4(b) above. If a new Software Product (or new version of a Software Product) is the subject of a SPUR revision, you may begin to license the new Software Product on the effective date of the new SPUR.

          (d) Removal of Software Products from SPUR. You may continue to license any Software Product that is removed from the SPUR if (1) you were licensing the removed Software Product at the time of its removal from the SPUR, and (2) Microsoft has not notified you (in accordance with Section l6(d) below) that the Software Product was removed from the SPUR due to an intellectual property infringement claim or in accordance with a court or other governmental order. The use rights applicable to any removed Software Product will be those stated in the SPUR that was in effect immediately prior to removal of the Software Product.

     5.   MONTHLY USE REPORTS.

          (a) Reporting Use; Zero Use. You must report your use of the Software Products each month of the Term by submitting either (1) a Monthly Use Report through MOET or (2) a Zero Use report by e-mail to the following e-mail address: selquest@microsoft.com. Microsoft will provide you with details concerning the use of MOET before this Agreement is approved by Microsoft. You will provide all applicable information requested in the Monthly Use Report, including but not limited to, the total number of SALs and PLs required for each Software Product licensed by you during the preceding calendar month. If you grant rights to any Affiliates or to any Resellers under this Agreement, you must incorporate and consolidate their use of the Software Products in your Monthly Use Report.

               A report of Zero Use, if applicable, must contain a statement that you, your Affiliates (if any) and Resellers (if any) did not use any of the Software Products to provide Software Services during the previous calendar month.

          (b) Submission; Failure to Submit. You must submit the Monthly Use Report through MOET, or submit a Zero Use report by e-mail, no later than fifteen days (15) days after the last day of the calendar month covered by the report. A duly authorized representative of your company must certify the Monthly Use Report (or Zero Use report, if applicable) as accurate and complete. The failure to timely submit a complete and accurate Monthly Use Report each month (or Zero Use report, if applicable) will be a breach of this Agreement under Section 10(c)(2). For purposes of this Section 5 and Section 6(e) below, "timely" means that Microsoft has received the report by the stated due date, "accurate" means that you have correctly filled-in all reporting fields in the report, and "complete" means that you have filled-in all required reporting fields in the report.

          (c) Modification of Reporting Structure. Microsoft may reasonably revise the format of the Monthly Use Report submitted through MOET from time-to-time, as well as specify another electronic format and procedure for submitting Monthly Use Reports and/or Zero Use reports. Microsoft will notify you of any reporting changes by publishing the revised form or procedures on a Microsoft Designated Web Site no later than the first day of the month one (1) calendar month before the changes go into effect. You will not be required to submit more than one (1) Monthly Use Report per month.

          (d) Final Monthly Use Report. Upon termination or expiration of this Agreement, you will submit, within thirty (30) days, a final Monthly Use Report (or Zero Use report, as applicable) covering your use of the Software Products up to the date of termination or expiration.

          (e) Assistance With Reporting. Upon request, Microsoft will use commercially reasonable efforts to assist you with reporting and will work with you to facilitate the monthly reporting process.


                                  Page 9 or 22

          (f) Use of Information. Microsoft will use information provided in a Monthly Use Report only for revenue calculation, internal revenue allocation, compliance, and billing purposes. Microsoft will treat such information as Confidential Information.

     6. PRICING; INVOICES; PAYMENT TERMS AND REBATES.

          (a) Pricing and Invoices. Using the SAL and PL unit prices stated in the Price List, Microsoft will invoice you monthly based upon the number of SALs and PLs reported in your Monthly Use Report. Your monthly invoice will include any internal use of the Software Products as reported by you in your Monthly Use Report.

          (b) Adding and Removing Software Products from the Price List. Microsoft may periodically change the Price List by adding or removing Software Products. Microsoft will publish revisions to the Price List on a Microsoft Designated Web Site no later than the first day of the month one (1) calendar month before the effective date of the revised Price List. The continued licensing of Software Products removed from the Price List is described in
               Section 4(d).

          (c) Pie Changes. Microsoft will not increase the prices stated in the Price List until January 1, 2003. Starting on January 1, 2003, Microsoft may increase the prices stated in the Price List once per calendar year. Any price increase for a Software Product will not exceed, on a percentage basis, any price increase for the same Software Product for the same calendar year under the "No Level" price level of Microsoft's Open licensing program or its equivalent under any successor (to Open) licensing program. Microsoft will not otherwise increase the prices stated in the Price List during the calendar year. Microsoft will notify you of any price changes by publishing a revised Price List on a Microsoft Designated Web Site no later than December 1 in any calendar year (commencing on December 1, 2002), and such changes will become effective on January 1 of the following year.

          (d) Payment Terms. All amounts payable by you under this Agreement are due and owing thirty (30) days after the date of Microsoft's invoice. If payment is not received by Microsoft by the due date stated in the invoice, you may be assessed a finance charge (accruing from the due date until payment is received) of one and one-half percent (1.5%) of the invoice amount per month or the legal maximum, whichever is less. You agree to pay all Microsoft invoices regardless of whether you have received payment from your Customers and/or Resellers. You will pay the full amount of the invoice in U.S. Dollars (or Canadian Dollars if you are located in Canada) by bank wire transfer or electronic funds transfer through an Automated Clearing House ("ACH") with electronic remittance detail attached. You will include the Agreement number and the Microsoft invoice number, if any, on each electronic payment. You may not withhold payment or make deductions to any payment prior to the issuance of a credit by
               Microsoft for rebates, billing errors or for any other appropriate reasons.

               Depending on your location, you will remit payment each month to one of the following accounts (or such other account(s) as Microsoft may specify in writing):


                                  Page 10 or 22

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

               (All locations in the Americas except Canada): (Use only if you are located in Canada):

               [***]                              [***]

               Remittance detail for wire transfers must also Remittance detail for wire transfers must also be sent either by fax or e-mail: be sent either by fax or e-mail:

               Fax:(425)936-7329,  Attention:    Fax: (425) 936-7329, Attention:
               Special Agreements Payments       Special Agreements Payments

               E-mail:  spagpay@microsoft.com    E-mail   spagpay@microsoft.com

          (e) Rebates. You may cam a semi-annual rebate from Microsoft of up to [***] percent ([***]%) of the total amount stated in your monthly invoices (the "Rebate Amount"). You may earn: (1) up to [***] percent ([***]%) of the Rebate Amount for the timely, accurate and complete submission of your Monthly Use Report; and (2) up to [***] percent ([***]%) of the Rebate Amount for the timely payment of your monthly invoice. Your entitlement to the Rebate Amount will be measured on a month-to-month basis every six (6) calendar months (i.e., January 1st to June 30th, and July 1st to December 31st, each a "Rebate Period"). If the Effective Date of this Agreement falls within a Rebate Period, you may earn a prorated rebate based upon the number of whole months falling within the Rebate Period.

               (1) Payment. If you earn all or a portion of the Rebate Amount during a Rebate Period, it will be paid to you in the form of an invoice credit that will be applied to the monthly invoice sent to you three (3) months after the end of the applicable Rebate Period (e.g., the October invoice for the January - June Rebate Period). If you are entitled to receive a rebate following the end of the Term, Microsoft will apply the rebate to your final invoice. However, if you are in breach of any of the terms of this Agreement at the time of issuance of a rebate, your rebate will be withheld until you cure the breach; and, if you fail to cure the breach in accordance with Section 10(c)(2), you will forfeit the rebate.

               (2) Rebate Disputes. You must notify Microsoft of any issues regarding the amount of the Rebate Amount issued (or not issued) to you no later than sixty (60) days following your receipt (or failure to receive) a credit for the applicable Rebate Period. You waive any and all right to dispute the amount of a credit if you do not notify Microsoft within such sixty (60) day period.

          (f) Taxes. The unit prices stated in the Price List do not include any applicable taxes (including, without limitation, income, property, franchise, gross receipts, goods and services, excise, sales, use, and value added tams), duties, fees, tariffs, or other governmental charges or expenses (individually and collectively "Taxes").


                                  Page 11 or 22

               (1) Liability for Taxes. You will pay all applicable Taxes (and any penalties, interest, or other additions to such Taxes) now or hereafter imposed, levied or assessed by a duly constituted and authorized taxing authority on the Software Products licensed by you under this Agreement or on any transactions arising out of or related to yew use of the Software Products (including, but not limited to, the Software Services provided by you). "Taxes" do not include taxes that Microsoft is obligated to pay under applicable law that are based on the net worth, capital, property, or income of Microsoft or taxes impaled by reason of Microsoft's doing business or being incorporated in a jurisdiction.

               (2) Billing and Collection. If Microsoft is required or permitted to collect Taxes from you under applicable law, and if such Taxes are your responsibility under this Agreement, then Microsoft will include the amount of such Taxes in your monthly invoice ("Collected Taxes"). Upon request, Microsoft will provide you with tax receipts or other evidence indicating that Microsoft has remitted the Collected Taxes to the appropriate taxing authority.

                    If you provide a tax exemption certificate to Microsoft that is acceptable to Microsoft and to the appropriate taxing authority (including without limitation a resale certificate), then, after the date upon which such certificate is received in proper form, Microsoft will not collect the Taxes covered by such certificate.

               (3) Failure to Pay Taxes. If you fail to pay any Taxes that are your responsibility under this Agreement, and if Microsoft is required to pay such Taxes on your behalf, you will reimburse Microsoft for the full amount of such Taxes, including any interest, penalties, costs and expenses (including reasonable attorneys' fees) incurred by Microsoft resulting from your failure.

               (4) Withholding by Foreign Tax Authorities. If you are required to withhold Taxes from payments made by you to Microsoft under this Agreement, you may deduct such Taxes from the amount owed Microsoft and pay them to the appropriate taxing authority. In such event, you will promptly obtain and send to Microsoft an official receipt for any such Taxes withheld or other documents necessary to enable Microsoft to claim a U.S. Foreign Tax Credit. You will be responsible to Microsoft for any amounts withheld by you for which you have not delivered to Microsoft such official receipt. You will minimize the amount of withheld Taxes to the extent possible under applicable law.

     7.   SUPPORT SERVICES.

          (a) Microsoft Support. Product support is not included under this Agreement. You may obtain product support services from Microsoft under a separate agreement.

          (b) Customer Support Requirements. You will provide commercially reasonable support to your Customers by obtaining and continuously maintaining: (1) a Microsoft Premier support services agreement; (2) support services through the Microsoft Professional support program with prepayment for at least ten
               (10) incidents; or (3) support services that are equivalent to either (1) or (2) above from a third party support services provider.

     8.   CUSTOMER AGREEMENTS.

          (a) Minimum Required Terms. Your Customer Agreements will, at a minimum, contain terms protective of Microsoft as follows: (i) terms that are at least as protective of Microsoft's intellectual property rights as the terms contained in Section 3(b)(3) and 3(b)(4) above; (2) terms that disclaim, to the extent permitted by applicable law, all warranties by Microsoft and any liability by Microsoft for any damages, whether direct, indirect, or consequential, arising from the use of the Software Services; and

                                  Page 12 or 22

               (3) terms stating that product support for the Software Services are provided by you and are not provided by Microsoft.

          (b) Customer License Terms. If you distribute Client Software and/or Redistribution Software in order to provide Software Services to your Customers, you will incorporate, into your Customer Agreements for any Customers that require such Client Software and/or Redistribution Software, terms and conditions that are substantially similar to, and in any event no less restrictive than, the Customer License Terms contained in Exhibit B. In addition, if you distribute Redistribution Software, you will also incorporate into your Customer Agreements (but only for such Customers that will be using such Redistribution Software) the applicable terms contained in the SPUR regarding the use, modification, copying and/or distribution of such Redistribution Software. You may, subject to confidentiality restrictions, disclose the SPUR to your Affiliates. Customers and Resellers in order to fulfill these obligations.

          (c) Compliance. At any time during the Term, if Microsoft believes in good faith that any Customer is not complying with the Customer License Terms, you will cooperate in good faith with Microsoft in investigating and remedying such non-compliance.

          (d) Failure to Flow-Dawn Customer License Terms. You will be legally responsible to Microsoft for any unauthorized installation, use, copying, access or distribution of Client Software and/or Redistribution Software by a Customer if you fail to: (1) incorporate, into your Customer Agreements as required above, terms and conditions that are similar to, and in any event no less restrictive than, the Customer License Terms; and/or (2) require your Resellers to incorporate, into their Customer Agreements as required under Section 3(g)(3), terms and conditions that are substantially similar to, and in any event no less restrictive than, the Customer License Terms .

          (e) Copies of Software Products. Upon termination of a Customer Agreement, you will rise all commercially reasonable efforts to:
               (1) remove all copies of Client Software and/or Redistribution Software from the Customer's Devices or otherwise render such software permanently unusable; and (2) ensure that the Customer returns or destroys all copies of Client Software and/or Redistribution Software in its possession.

     9.   RECORD KEEPING AND VERIFYING COMPLIANCE.

          (a) Record Keeping. During the Term and for two (2) years thereafter, you will keep records of your use of the Software Products, the use of the Software Products by your Affiliates (if any), the Software Services provided by you and/or your Affiliates to Customers end through Resellers, and all other records that are required to be kept under this Agreement.

          (b) Verifying Compliance. Microsoft has the right to verify compliance with this Agreement, at its expense, during the Term and for two (2) years thereafter. Such verification will take place at your facilities upon not less than five (5) business days prior notice, during normal business hours and is a manner that does not interfere unreasonably with your operations. Microsoft will engage an independent accountant from a nationally recognized public accounting firm ("Independent Auditor"), selected by Microsoft, to verify compliance. The Independent Auditor will be subject to a confidentiality obligation. You will provide the Independent Auditor with access to the relevant records, information and facilities, including access to any data center(s) or facilities where Server Software is installed. Microsoft may also require you to accurately complete a self-audit questionnaire relating to your use, and the use by your Affiliates (if any), of the Software Products. Microsoft will treat information disclosed by you during verification or self-audit as Confidential Information and will use such information only to enforce its rights under this Agreement and any applicable laws, and to determine whether you ace in compliance with the terms of this Agreement. By invoking the rights and procedures described above, Microsoft does not waive its right to enforce this Agreement or to protect its intellectual property by any other means permitted by law.


                                  Page 13 or 22

          (c) Unreported Use. If verification or self-audit reveals unreported use of the Software Products, you must promptly order sufficient PLs and/or SALs to cover all such unreported use. If verification or self-audit reveals material unreported use of the Software Products, in addition to promptly ordering sufficient PLs and/or SALs to cover the unreported use, you must also pay Microsoft:
               (1) an additional fee of fifteen percent (15%) of the prices stated in the then current Price List for each SAL and/or PL that you ere required to order; plus (2) the reasonable costs incurred by Microsoft to conduct the verification. In addition, in any case where material unreported use of a Software Product is found, it will be presumed that such unreported use began upon commencement of each Customer relationship with you, unless your records reasonably demonstrate that such unreported use was limited in scope and duration. For purposes of this Section 9(c), "material unreported use" will exist if your use of the Software Products, as reported in your Monthly Use Reports, is less than ninety-five percent (95%) of your actual use (as disclosed during verification or self-audit). If verification does not disclose material unreported use of the Software Products, Microsoft will not undertake another verification or self-audit for at least one
               (1) year, unless Microsoft receives information that would lead it to believe in good faith that material unreported use of the Software Products has occurred since the previous verification.

     10.  TERM AND TERMINATION.

          (a) Term. The term of this Agreement is three (3) years, commencing on the Effective Date (the "Term"), unless the Term is extended or this Agreement is otherwise terminated as provided below.

          (b) Term Extension. If you are not in breach of this Agreement on the last day of the Term, and if you have continuing obligations to provide Software Services under existing Customer Agreements which extend beyond the end of the Term, then you may obtain an extension of the Term of this Agreement for the sole purpose of providing Software Services to such existing Customers. In order for the Term extension to apply, you must notify Microsoft of the extension in accordance with Section 16(d) no later than thirty
               (30)  days  before  the end of the  Term,  and your  notice  must include the total number of Customer Agreements that extend beyond the end of the Term and their respective expiration dates. The Term extension will be limited to the longest remaining contract period between you and an existing Customer or thirty-six (36) months, whichever period of time is shorter. You may not provide Software Services to any new Customers under a Term extension of this Agreement nor provide Software Services to say existing Customer beyond the remaining contract period of the existing Customer Agreement. Except as stated in this Section 10(b), there is no express or implied obligation on either party to renew or extend this Agreement upon termination or expiration; and, if the Term of this Agreement is extended in accordance with the terms imposed here, such extension does sot create any right or obligation to continue such relationship on the same terms as those contained in this Agreement after the Term extension ends. Notwithstanding extension of the Term, this Agreement is, and will always be interpreted as, a fixed term agreement and not an indefinite term agreement.

          (c)  Termination of the Agreement.

               (1) Termination Without Cause. You may terminate this Agreement without cause, so long as you provide sixty (60) days advance notice to Microsoft in accordance with Section 16(d).

               (2) Termination for Breach. A party may terminate this Agreement due to breach by the other party (including, without limitation, any breach of the use rights contained in the
                    SPUR). A notice of breach describing the nature of the breach must first be sent to the breaching party in accordance with Section 16(d). This Agreement will not be terminated if the breaching party cures the breach within thirty (30) days after receipt of notice.


                                  Page 14 or 22

               (3) Termination by Microsoft. Notwithstanding Section 10(c)(2) above, without prejudice to any other rights, Microsoft may immediately terminate this Agreement by providing you with notice in accordance with Section 16(d) if: (i) you breach
                    Section 16(a) ("Assignment"); (ii) there are three (3)or more material breaches by you of the use rights contained in the SPUR; (iii) you engage in, or participate with any third party in, the unauthorized manufacture, copying, distribution or use of any Software Products, or otherwise engage in the infringement of Microsoft's intellectual property rights; (iv) you make any assignment for the benefit of creditors, file a petition in bankruptcy, or are adjudged bankrupt or become insolvent or are placed in the hands of a receiver, or (v) you report Zero Use in your Monthly Use Report for more than six (6) consecutive months. In addition, if you fail to maintain "Microsoft Certified Partner" member-level status (or equivalent status under any successor program) at all times during the Term, Microsoft may terminate this Agreement upon thirty (30) days prior written notice, so long as such failure is not thereafter corrected within such thirty (30) day period.

          (d) Obligations on Termination or Expiration. The termination or expiration of this Agreement will automatically terminate all license rights granted under this Agreement. Upon termination or expiration of this Agreement, you must return to Microsoft, or at Microsoft's direction, destroy and certify to Microsoft the destruction of, all copies of the Software Products, their component parts, and Related Printed Materials in your possession or control that were obtained from WWF and licensed under this Agreement. You must likewise instruct all Affiliates, Customers, and Resellers, as applicable, to do the same. There will be no refund of amounts paid for Related Printed Materials or for Media containing Software Products that have been so returned or destroyed. Termination or expiration of this Agreement will not affect your right to use, in accordance with the terms of the applicable end user license agreement ("EULA"), any Microsoft software products legally obtained and licensed under other Microsoft license agreements or through other authorized channels of distribution.

     11.  LIMITED WARRANTY.

          (a) Software Product Limited Warranty. Microsoft warrants that each version of the Software Products will perform substantially in accordance with its end user documentation ("Documentation"). This limited warranty is valid for a period of ninety (90) days from the date you first copy, install, access, run, display or otherwise interact with such version of the Software Products (the "Warranty Period"). To the extent permitted by applicable law, any warranties imposed by law concerning the Software Products are limited to the same Warranty Period.

               If you notify Microsoft within the Warranty Period that a Software Product does not meet this warranty, then, at Microsoft's option, Microsoft will either: (1) repair or replace such Software Product; or (2) refund the total amount paid by you for such Software Product. Any software that repairs or replaces a Software Product is warranted for the remainder of the Warranty Period or thirty (30) days, whichever period is longer.

               THIS LIMITED WARRANTY DOES NOT APPLY TO REDISTRIBUTION SOFTWARE, WHICH YOU ARE PERMITTED TO REDISTRIBUTE UNDER THE SPUR. THIS LIMITED WARRANTY IS VOID IF FAILURE OF THE SOFTWARE PRODUCTS IS THE RESULT OF ACCIDENT, ABUSE, MISAPPLICATION OR UNAUTHORIZED MODIFICATION.

               THIS LIMITED WARRANTY DOES NOT APPLY TO ANY SOFTWARE PRODUCTS OBTAINED BY YOU FROM AN OEM. THE WARRANTY PROVIDED BY THE OEM, IF ANY, WILL APPLY IN LIEU OF THE LIMITED WARRANTY STATED IN THIS
               SECTION 11(A).

               You do not have the right to make on behalf of Microsoft any other warranties or promises to any Customer concerning any Software Product that are not contained in this Section 11(a).


                                  Page 15 or 22

               After expiration of the Warranty Period but during the Term of this Agreement, if you notify Microsoft of any material deviations between performance of a Software Product and its Documentation, and such deviations have been already reported by other Microsoft licensees, or, after your report, are reported commonly by other Microsoft licensees and are acknowledged by
               Microsoft, then Microsoft will use commercially reasonable efforts to correct such deviations and provide corrections to you in the form of a fix or patch at such time as Microsoft makes such corrections generally available to other Microsoft licensees.

               The foregoing states Microsoft's entire liability and your exclusive remedy for any breach of the limited warranty described in this Section 11(a).

          (b)  NO OTHER WARRANTIES.  EXCEPT FOR THE LIMITED WARRANTY PROVIDED IN
               SECTION 11(A) ABOVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, MICROSOFT DOES NOT MAKE ANY REPRESENTATIONS OR EXPRESS WARRANTIES AND DISCLAIMS ALL WARRANTIES, DUTIES AND CONDITIONS WITH RESPECT TO THE SOFTWARE PRODUCTS, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, LACK OF VIRUSES, ACCURACY OR COMPLETENESS OF RESPONSES OR RESULTS, OR CORRESPONDENCE TO DESCRIPTION. THERE ARE NO WARRANTIES OF TITLE, NON-INFRINGEMENT, QUIET ENJOYMENT OR QUIET POSSESSION WITH
               RESPECT TO THE SOFTWARE PRODUCTS. THE ENTIRE RISK AS TO THE QUALITY OF OR ARISING OUT OF USE OR PERFORMANCE OF THE SOFTWARE PRODUCTS, IF ANY, REMAINS WITH YOU.

          (c) Fault Tolerance. The Software Products are not fault-tolerant and are not designed, manufactured or intended for use with on-line control equipment in hazardous environments requiring fail-safe performance (e.g., the operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, direct life support machines, or weapons systems environments), in which the failure of the Software Products could lead directly to death, personal injury, or severe physical, property or environmental damage ("High Risk Activities"). MICROSOFT AND ITS SUPPLIERS SPECIFICALLY DISCLAIM ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR HIGH RISK ACTIVITIES.

     12.  DEFENSE OF INFRINGEMENT CLAIMS.

          (a) Duty to Defend. Microsoft will defend you against and, subject to Section l3(a), will pay the amount of any adverse final judgment (or settlement to which Microsoft consents), resulting from any claims by an unaffiliated third party that: (1) a Software Product infringes any copyright enforceable in any jurisdiction; or (2) a Software Product infringes any patent issued and enforceable in the United States on or before the date this Agreement expires or is terminated. Microsoft's obligation under this Section 12(a) is subject to your notifying Microsoft promptly in writing of the claim and giving Microsoft sole control over its defense or settlement. You will provide Microsoft with reasonable assistance in defending the claim, and Microsoft will reimburse you for any reasonable out-of-pocket expenses incurred in providing such assistance.

          (b) Exceptions to Duty. Microsoft's obligations under Section 12(a) will not apply to any infringement claim that is based on your
               (1) use of the Software Product after Microsoft notifies you to discontinue use because of an infringement claim, or (2) combining the Software Product with a non-Microsoft product, data or business process if such claim would not have arisen but for such combination, or (3) altering the Software Product if such claim would not have arisen but for such alteration. You will reimburse Microsoft for all reasonable costs or damages that result from these actions.


                                  Page 16 or 22

          (c) Opportunity to Cure. If Microsoft receives information concerning an infringement claim related to a Software Product, Microsoft may, at its expense and without obligation to do so, either (1) procure for you the right to continue to use the allegedly infringing Software Product, or (2) modify the Software Product or replace it with a functional equivalent, to make it non-infringing, in which case you must immediately stop using the allegedly infringing Software Product. If, as a result of an infringement claim, your use of a Software Product is enjoined by a court of competent jurisdiction, Microsoft will use commercially reasonable efforts to either procure the right to continue its use, replace the Software Product with a functional equivalent, or modify the Software Product to make it non-infringing.

          (d) Other Third Party Claims. If any other type of third party claim is brought against you regarding Microsoft's intellectual property (i.e., any third party claim not covered under Section 12(a) above), you must notify Microsoft promptly in writing. Microsoft may, at its option, choose to treat these claims as being covered by this Section 12.

          (e) Exclusive Remedy. The rights and remedies granted to you under this Section 12 and Section 13 (Limitation of Liability) state Microsoft's entire liability and your exclusive remedy with respect to any claim of infringement of the intellectual property rights of a third party, whether arising under statutory or common law or otherwise.

     13.  LIMITATION OF LIABILITY.

          (a) Limitation. Microsoft's liability under this Agreement will be limited to the maximum extent permitted by applicable law to direct damages up to the amount you have paid Microsoft under this Agreement. The foregoing limitation does not apply to Microsoft's obligation to pay the costs of defending an infringement claim under Section 12(a); however, the foregoing limitation does apply to Microsoft's obligation to pay any final judgment or settlement under Section 12(a). In the case of Redistribution Software, Microsoft's total liability is limited to Five Thousand Dollars (US $5,000) or its equivalent in local currency.

          (b) No Liability for Certain Damages. To the maximum extent permitted by applicable law, neither you or Microsoft, nor the parties' respective Affiliates or suppliers, will be legally responsible for any indirect damages (including, without limitation, consequential, special, punitive or incidental damages, damages for loss of profits or revenues, loss of privacy, business interruption, or loss of business information), arising out of the use of or inability to use the Software Products, or otherwise under or in connection with this Agreement, even if advised of the possibility of such damages or if such possibility was reasonably foreseeable. The exclusion of liability in this
               Section 13(b) does not apply to either party's liability to the other for violation of the other party's intellectual property rights.

          (c) Application. The limitations on and exclusions of liability for damages in this Agreement apply regardless of whether the liability is based on breach of contract, tort (including negligence), strict or product liability, breach of warranty, or any other legal theory, and even if any remedy fails of its essential purpose.

     14. COMPLIANCE WITH EXPORT LAWS. The Software Products licensed under this Agreement are of U.S. origin for purposes of U.S. export control laws. You will comply with all applicable international and national laws that apply to the Software Products, including the U.S. Export
          Administration Regulations, as well as end-user, end-use and destination restrictions issued by U.S. and other governments. For additional information on exporting of Microsoft Products, see http://www.microsoft.com/exporting/.

     15.  CONFIDENTIALITY.

          (a) Use of Confidential information. For a period of five (5) years after disclosure, neither party will use the other party's
               Confidential   Information  without  the  other  party's  written

                                  Page 17 or 22
               consent except in furtherance of this business relationship or disclose the other party's Confidential Information except: (1) when disclosure is necessary for a party to enforce its rights under this Agreement or any applicable laws; (2) to obtain advice from legal or financial consultants; or (3) if compelled by law, in which case the party compelled to make the disclosure will use its best efforts to give the other party notice of the requirement so that the disclosure can be contested. The parties will take reasonable precautions to safeguard each other's Confidential Information. Such precautions will be at least as great as those each party takes to protect its own confidential information. A party may disclose the other party's Confidential Information to its employees, agents or consultants, provided that such disclosures are only on a need-to-know basis and are subject to the confidentiality obligations imposed here. When Confidential Information is no longer necessary to perform or enforce any obligation under this Agreement, each party will return it to the other party or destroy it at the other's request.

          (b) Cooperation in the Event of Disclosure. A party will immediately notify the other upon discovery of any unauthorized use or disclosure of Confidential Information and will cooperate in any reasonable way to help the other party regain possession of the Confidential Information and prevent further unauthorized use.

     16.  MISCELLANEOUS.

          (a) Assignment. You may not assign your rights or obligations under this Agreement, whether by contract, merger, operation of law, or otherwise, without the prior written consent of Microsoft. Microsoft will not unreasonably withhold or delay its consent to a request for assignment. Microsoft may assign this Agreement or any portion thereof to any Affiliate without your consent. Microsoft will notify you of any such assignment in writing. Any attempted assignment in violation of this Section is null and void.

          (b) Order of Precedence. If there is any direct inconsistency between these Terms and Conditions and any terms contained in the SPUR, then these Terms and Conditions will control. However, for the avoidance of doubt, in the event that a subject is addressed in the SPUR and not in these Terms and Conditions, then the terms in the SPUR will control. The terms of this Agreement will control over any purchase order you may send to Microsoft.

          (c) Amendments. This Agreement, except for the SPUR and the Price List, may be changed only by a written amendment that is signed by an authorized representative of each party. Microsoft may amend the SPUR in accordance with Section 4(a), and Microsoft may amend the Price List in accordance with Sections 6(b) and 6(c).

          (d) Notices. Except as provided in Sections 4(b), 5(c), 6(b) and 6(c), all notices under this Agreement must be addressed to a party (as specified on the first page of this Agreement) and sent by one of the following methods: (1) postage prepaid, certified or registered mail, return receipt requested; (2) overnight courier (e.g., DHL, Federal Express, Airborne), charges prepaid, confirmation requested; or (3) facsimile, with confirmation of delivery. Notices will be deemed delivered on the date shown on the postal return receipt or on the overnight courier or facsimile confirmation of delivery.

          (e) Applicable Law. If this Agreement is with a Microsoft Affiliate located outside of Europe, this Agreement will be governed by and construed in accordance with the laws of the State of Washington, U.S.A., exclusive of its choice of law rules, and the federal laws of the United States. If this Agreement is with a Microsoft Affiliate located in Europe, this Agreement will be governed by and construed in accordance with the laws of Ireland. The 1980 United Nations Convention on Contracts for the International Sale of Goods and its related instruments will not apply to this Agreement.


                                  Page 18 or 22

          (f) Dispute Resolution. If Microsoft brings an action to enforce this Agreement, Microsoft will bring it in the jurisdiction where you have your company headquarters. If this Agreement is with a Microsoft Affiliate located outside of Europe, you will bring any action to enforce this Agreement in the State of Washington, U.S.A. If this Agreement is with a Microsoft Affiliate located in Europe, you will bring any action to enforce this Agreement in Ireland. This choice of jurisdiction and venue does not prevent either party from seeking injunctive relief with respect to a violation of intellectual property rights, confidentiality obligations or enforcement or recognition of any award or order in any appropriate jurisdiction.

          (g) Survival. Sections 6(f), 9, 10(d), 12, 13, 15, and 16 of this Agreement will survive the termination or expiration of this Agreement.

          (h) Relationship. This Agreement does not create a joint venture, partnership, agency, representative, franchise or employment relationship between the parties. This Agreement does not grant either party the authority to act for the other party in any capacity or to make commitments of any kind for the account of, or on behalf of, the other party, except to the extent expressly set forth in this Agreement.

          (i) No Waiver. No waiver of any breach of this Agreement shall be a waiver of any other breach, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

          (j) Headings. The paragraph and Section headings in this Agreement are inserted for convenience only and will not in any way affect the meaning or construction of any provision of this Agreement.

          (k) Severability. If a court holds any provision of this Agreement to be illegal, invalid or unenforceable, the remaining provisions will remain in full force and effect and the parties will amend the Agreement to give effect to the stricken clause to the maximum extent possible.


                                  Page 19 or 22

                       EXHIBIT A: AFFILIATE AGREEMENT FORM

PRIOR TO EXERCISING ANY RIGHTS (INCLUDING BUT NOT LIMITED TO ANY USE OF SOFTWARE PRODUCTS) UNDER YOUR SERVICES PROVIDER LICENSE AGREEMENT (THE "AGREEMENT"), EACH AFFILIATE MUST EXECUTE AN AFFILIATE AGREEMENT IN THE FORM SPECIFIED BELOW. BOTH YOU AND THE AFFILIATE MUST KEEP THE EXECUTED AFFILIATE AGREEMENT ON FILE AND MUST DELIVER IT TO MICROSOFT UPON REQUEST.


                [TO BE PRINTED ON AFFILIATE'S COMPANY LETTERHEAD]

                               AFFILIATE AGREEMENT

For good and valuable consideration, [insert name of affiliate], a corporation organized under the laws of [insert name of jurisdiction] ("Affiliate") hereby covenants and agrees with [insert name of contracting Microsoft Affiliate] ("Microsoft"), that Affiliate will comply with all obligations of [insert name of company that has entered into the Agreement with Microsoft] a corporation organized under the laws of [insert name of jurisdiction] ("Company") under the Microsoft Services Provider License Agreement between Microsoft and Company effective as of [insert Effective Date](the "Agreement").

Affiliate acknowledges and agrees that its agreement herein is a condition for Affiliate to exercise any of the rights granted by Company to Affiliate under the terms of the Agreement. Affiliate acknowledges and agrees that it will be bound by the Terms and Conditions of the Agreement applicable to Company and that it and Company will be jointly and severally liable to Microsoft for all obligations related to Affiliate's exercise of any license rights under the Agreement, including but not limited to, the payment of monthly fees under the Agreement. Notwithstanding the foregoing, Affiliate acknowledges that all Monthly Use Reports and payments to be provided by each Affiliate to Microsoft under the Agreement will be consolidated and provided to Microsoft each month by Company on behalf of Affiliate.

Affiliate acknowledges and agrees that, in the event Affiliate ceases to be an Affiliate of Company (as such term "Affiliate" is defined in the Agreement), then the rights granted hereunder will automatically terminate on the date that Affiliate ceases to be an Affiliate of Company.

Any terms used herein that are defined in the Agreement will have the same meaning as in the Agreement.

IN WITNESS WHEREOF, a duly authorized representative of Affiliate has executed this document as of the date set forth below. All signed copies of this document will be deemed originals.


_________________________________
(Name of Affiliate)

_________________________________
(Signature)

_________________________________
(Print Name and Title)

_________________________________
(Date)

                                  Page 20 or 22

                        EXHIBIT B: CUSTOMER LICENSE TERMS

         You will use your name in place of references to "Company" below.

            TERMS AND CONDITIONS REGARDING USE OF MICROSOFT SOFTWARE

This document concerns your use of Microsoft software, which includes computer software provided to you by [COMPANY] as described below, and may include associated media, printed materials, and "online" or electronic documentation (individually and collectively "SOFTWARE PRODUCT'S"). [COMPANY] does not own the SOFTWARE PRODUCTS and the use thereof is subject to certain rights and limitations of which [COMPANY] needs to inform you. Your right to use the SOFTWARE PRODUCTS is subject to your agreement with [COMPANY], and to your understanding of, compliance with and consent to the following terms and conditions, which [COMPANY] does not have authority to vary, alter or amend.

1.   DEFINITIONS.

     "CLIENT SOFTWARE" means software that allows a Device to access or utilize the services or functionality provided by the Server Software.

     "DEVICE" means each of a computer, workstation, terminal, handheld PC, pager, telephone, personal digital assistant, "smart phone," or other electronic device.

     "SERVER SOFTWARE" means software that provides services or functionality on a computer acting as a server.

     "REDISTRIBUTION SOFTWARE" means the software described in Paragraph 4 ("Use of Redistribution Software") below.

2. OWNERSHIP OF SOFTWARE PRODUCTS. The SOFTWARE PRODUCTS are licensed to [COMPANY] from an affiliate of the Microsoft Corporation ("Microsoft"). All title and intellectual property rights in and to the SOFTWARE PRODUCTS (and the constituent elements thereof, including but not limited to any images, photographs, animations, video, audio, music, text and "applets" incorporated into the SOFTWARE PRODUCTS) are owned by Microsoft or its suppliers. The SOFTWARE PRODUCTS are protected by copyright laws and international copyright treaties, as well as other intellectual property laws and treaties. Your possession, access, or use of the SOFTWARE PRODUCTS does not transfer any ownership of the SOFTWARE PRODUCTS or any intellectual property rights to you.

3. USE OF CLIENT SOFTWARE. You may use the Client Software installed on your Devices by [COMPANY] only in accordance with the instructions, and only in connection with the services, provided to you by [COMPANY].

4. USE OF REDISTRIBUTION SOFTWARE. In connection with the services provided to you by [COMPANY], you may have access to certain "sample," "redistributable" and/or software development ("SDK") software code and tools (individually and collectively "Redistribution Software"). YOU MAY NOT USE, MODIFY, COPY, AND/OR DISTRIBUTE ANY REDISTRIBUTION SOFTWARE UHNLESS YOU EXPRESSLY AGREE TO AND COMPLY WITH CERTAIN ADDITIONAL TERMS CONTAINED IN THE SERVICES PROVIDER USE RIGHTS ("SPUR") APPLICABLE TO [COMPANY], WHICH TERMS MUST BE PROVIDED TO YOU BY [COMPANY]. Microsoft does not permit you to use any Redistribution Software unless you expressly agree to and comply with such additional terms, as provided to you by [COMPANY].

5. COPIES. You may not make any copies of the SOFTWARE PRODUCTS; provided, however, that you may (a) make one (1) copy of Client Software on your Device as expressly authorized by [COMPANY]; and (b) you may make copies of certain Redistribution Software in accordance with Paragraph 4 (Use of

                                  Page 21 or 22

     Redistribution Software). You must erase or destroy all such Client Software and/or Redistribution Software upon termination or cancellation of your agreement with [COMPANY], upon notice from [COMPANY] or upon transfer of your Device to another person or entity, whichever first occurs. You may not copy any printed materials accompanying the SOFTWARE PRODUCTS.

6. LIMITATIONS ON REVERSE ENGINEERING, DECOMPILATION AND DISASSEMBLY. You may not reverse engineer, decompile, or disassemble the SOFTWARE PRODUCTS, except and only to the extent that applicable law, notwithstanding this limitation expressly permits such activity.

7. NO RENTAL. You may not rent, lease, lend, pledge, or directly or indirectly transfer or distribute the SOFTWARE PRODUCTS to any third party, and you may not permit any third party to be have access to and/or use the functionality of the SOFTWARE PRODUCTS.

8. TERMINATION. Without prejudice to any other rights, [COMPANY] may terminate your rights to use the SOFTWARE PRODUCTS if you fail to comply with these terms and conditions. In the event of termination or cancellation, you must stop using and/or accessing the SOFTWARE PRODUCTS, and destroy all copies of the SOFTWARE PRODUCTS and all of its component parts.

9. NO WARRANTIES, LIABILITIES OR REMEDIES BY MICROSOFT. ANY WARRANTIES, LIABILITY FOR DAMAGES AND REMEDIES, IF ANY, ARE PROVIDED SOLELY BY [COMPANY] AND NOT BY MICROSOFT OR ITS AFFILIATES OR --- SUBSIDIARIES.

10. PRODUCT SUPPORT. Any product support for the SOFTWARE PRODUCTS is provided to you by [COMPANY] and is not provided by Microsoft or its affiliates or subsidiaries.

11. NOT FAULT TOLERANT. THE SOFTWARE PRODUCTS MAY CONTAIN TECHNOLOGY THAT IS NOT FAULT TOLERANT AND IS NOT DESIGNED, MANUFACTURED, OR INTENDED FOR USE IN ENVIRONMENTS OR APPLICATIONS IN WHICH THE FAILURE OF THE SOFTWARE PRODUCTS COULD LEAD TO DEATH, PERSONAL INJURY, OR SEVERE PHYSICAL, PROPERTY OR ENVIRONMENTAL DAMAGE.

12. EXPORT RESTRICTIONS. The SOFTWARE PRODUCTS are of U.S. origin for purposes of U.S. export control laws. You agree to comply with all applicable international and national laws that apply to the SOFTWARE PRODUCTS, including the U.S. Export Administration Regulations, as well as end-user, end-use and destination restrictions issued by U.S. and other governments. For additional information, see http://www.microsoft.com/exporting/.

13. LIABILITY FOR BREACH. In addition to any liability you may have to [COMPANY], you agree that you will also be legally responsible directly to Microsoft for any breach of these terms and conditions.


                                  Page 22 or 22

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